Exhibit 10.42

Dime Community Bancshares, Inc.
2013 Equity and Incentive Plan
Performance Share Award Notice

Name of Award Recipient	Social Security Number

Street Address

City	State	ZIP Code

This Award Notice is intended to set forth the terms and conditions on which a Performance Share Award has been granted under the Dime Community Bancshares, Inc. 2013 Equity and  Incentive Plan.  Set forth below are the specific terms and conditions applicable to this Performance Share Award.  Attached as Exhibit A are its general terms and conditions.

Grant Date	March 24, 2016
Performance Period*	January 1, 2016 – December 31, 2018
Class of Shares*	Common
No. of Awarded Shares*	See schedule below

*Subject to adjustment as provided in the Plan and the General Terms and Conditions.

The number of shares ultimately awarded to you will be determined upon completion of the performance period, and based upon the relative performance throughout the performance period of two pre-determined corporate metric components, Core Earnings Per Share1 ("Core EPS") and Return on Average Stockholders' Equity2 ("ROE").

For the Core EPS and ROE metrics, the following aggregate achievement levels have been established for the three-year performance period indicated above:

	Core EPS	ROE
Maximum (150% achievement)
125% achievement
Target (100% achievement)
75% achievement
Threshold (50% achievement)

1 Core earnings per share is determined by adjusting diluted earnings per share, as publicly reported, by any significant income or expense items that are deemed non-recurring or unusual in nature, and are thus not indicative of operating results.
2 The significant gain generated from the sale of the corporate headquarters real estate is excludable from the calculation of Return on Average Stockholders' Equity.

Based upon the threshold, target and maximum award opportunities approved for you by the Compensation Committee on March 24, 2016 and the closing price of the Company's common stock of $_____ on the March 24, 2016 grant date, the following table summarizes the share payouts that you would be deemed to have achieved for each component and for each performance level:

Performance level	Core EPS	ROE
Above maximum
Maximum
Target
Threshold
Below threshold

In the event that the performance results fall above the threshold but below target, or above target and below maximum, an interpolated performance payout will be computed and deemed to have been achieved.  This interpolated payout will be derived based upon the achievement ranges noted in the table on the previous page.

By signing where indicated below, Dime Community Bancshares, Inc. (the “Company”) grants this Performance Share Award upon the specified terms and conditions, and the Recipient acknowledges receipt of this Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

Dime Community Bancshares, Inc.		Award Recipient

By
	Name: VINCENT F. PALAGIANO	Print Name:
Title: Chairman of the Board and CEO

EXHIBIT A

Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan
Performance- Share Award Notice

General Terms and Conditions

Section 1.   Size and Type of Award. The number of shares of Common Stock of Dime Community Bancshares, Inc. ("Shares") covered by this Award ("Awarded Shares") is listed on the Performance Share Award Notice..

Section 2.   Delivery of Shares.

(a) Delivery of SharesUpon completion of the applicable performance periodindicated in the Performance Share Award Notice, you will receive such Shares as may have been earnedbased upon the achievement of the specified performance conditions set forth therein. Such determination will be made by the Compensation Committee not later than March 31 of the year following the expiration of the performance period (the “Determination Date”).  A stock certificate evidencing unrestricted ownership of the awarded Shares will be transferred to you as soon as administratively practicable following the Determination Date.

(b) Special Conditions. This Award is subject to the following conditions: (i) no Shares will be deliverable if the threshold performance conditions are not satisfied and (ii)  (ii) except as otherwise provided herein, you must remain remain in continuous service during the performance period indicated on the Performance ShareAward Notice .

(c) Forfeiture. Except as otherwise provided herein, if you terminate service with the Company prior to the end of the performance period , you will forfeit any Awarded Shares that otherwise be deliverable with respect to such period. scheduled to vest on that date..

(d) Accelerated Delivery. Shares that are deliverable pursuant to this Award will be delivered on a pro-rated basis, immediately, and without any further action on your part, in the event of your Retirement, death or Disability or upon the occurrence of a Change in Control. Unless otherwise determined by the Committee, if termination is on account of Retirement, death or Disability, the number Shares deliverable will be equal to the product of (i) the number Shares corresponding to the Company’s accrued liability with respect to such Award as of your termination date or, if lesser, the number of Shares corresponding to the level of performance with respect to the designated metrics through the termination date and (ii) the percentage of the performance period (rounded to the nearest full month) that has been completed as of the date of the event that triggers the accelerated delivery of shares  Upon  a Change in Control, the number of Shares deliverable will be equal to the product of the number of Shares deliverable at the the level of achievement with respect to the designated metrics through the Change in Control effective date (or, if actual performance results cannot be determined as of such date, the number of Shares deliverable at the target level of achievement) and the percentage of the performance period (rounded to the nearest full month) that has been completed as of the Change in Control effective date.  All Shares deliverable pursuant to this paragraph shall be delivered as soon as administratively practicable following the occurrence of a triggering event.

You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

(e) Definition of Service. For purposes of determining whether your service as been on a continuous basis, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or The Dime Savings Bank of Williamsburgh.

Section 3.   Dividend Equivalents.  If, after the Grant and prior to the Determination Date (or such other date Shares are delivered (the “Dividend Equivalent Period”), dividends with respect to the Awarded Shares are declared or paid by the Company, the Participant shall be credited with, and entitled to receive, dividend equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a Share, if any, during the Dividend Equivalent Period, multiplied by the number of Shares actually delivered. Dividend equivalents shall paid in cash following the Determination Date.

Section 4.   Voting Rights. You will not have voting rights with respect to Shares covered by this Award prior to the actual delivery of Shares following the Determination Date.

Section 5.  Taxes.  Where any person is entitled to receive Shares pursuant to this Award, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 6.   Notices.  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If the Company:

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York     11211
Attention:  Corporate Secretary

If to the Recipient, to the Recipient's address as shown in the Company's records.

Section 7.   Restrictions on Transfer.  This Award shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.  To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of Dime Community Bancshares, Inc.  The latest Beneficiary designation on file for a Recipient with respect to an outstanding performance-based restricted stock award under this Plan or any other equity compensation plan of the Company will determine the Recipient’s Beneficiary for purposes of this Award.

Section 8.    Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, successors and assigns.

Section 9.   Construction of Language.  Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter.  Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 10. Governing Law.  This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts having jurisdiction in Kings County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Award granted under this Agreement, the Recipient, and any other person claiming any rights under the Agreement, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 11.  Amendment.  This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Recipient. This Agreement may be amended, in whole or in part, by the Compensation Committee of the Board of Directors of Dime Community Bancshares, Inc. without the consent of the Recipient in any manner which the Compensation Committees does not materially adversely affect the Recipient’s rights hereunder.

Section 12. Plan Provisions Control.  This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms of the Plan, which are incorporated herein by reference, shall control.  By signing this Agreement, the Recipient acknowledges receipt of a copy of the Plan.  The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.

Appendix A to Performance SHARE Award Notice
Dime Community Bancshares, Inc. 2013 Stock Incentive Plan
Beneficiary Designation Form – Performance Shares

GENERAL INFORMATION	Use this form to designate the Beneficiary(ies) who may receive Performance ShareAwards that become vested at your death.

Name of Person Making Designation	Social Security Number	__	__

BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share.  If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A PRIMARY BENEFICIARY (IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

Name	Address	Relationship	Birth date	Share
%

%

%
Total = 100%

B CONTINGENTBENEFICIARY(IES).I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan or receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Performance Share Awards:

Name	Address	Relationship	Birth date	Share
%

%

%
Total = 100%

S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Dime Community Bancshares, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan.  I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Performance Share Awards under this or any prior equity compensation plan of Dime Community Bancshares, Inc.

		Your Signature	Date